Item 30. Exhibit (h) i. h. 1. iii.

JANUS ASPEN SERIES

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

(Service Shares)

Regarding

Revocation of Rule 30e-3

C.M. Life Insurance Company (the “Company”) and Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the “Trust”), entered into a certain Fund Participation Agreement dated June 2, 2003, as amended (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of November 4, 2024, (the “Effective Date”) by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”) and the Trust (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties entered into an amendment dated March 25, 2021 (the “2021 Amendment”), which, among other things, adopted Rule 30e-3 procedures and certain Rule 498A related procedures;

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Trust (the “Portfolios”) as a funding vehicle for the Separate Accounts that issue variable annuity and life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, on October 26, 2022, the Securities and Exchange Commission (SEC) adopted amendments to rules governing shareholder reports, which revoked the SEC’s Rule 30e-3 of the 1940 Act as of July 24, 2024;

WHEREAS, considering the SEC’s revocation of Rule 30e-3, the Parties desire to remove all references to and reliance on Rule 30e-3 procedures in the Participation Agreement and redefine “Trust Documents”; and

WHEREAS, the Parties desire to amend the Agreement as provided herein.

AMENDMENT

NOW, THEREFORE, in consideration of their covenants herein contained, which consideration is full and complete, the Company and the Trust hereby agree to amend the Participation Agreement as follows:

1.	All references to and reliance on Rule 30e-3 of the 1940 Act are hereby deleted. For the avoidance of doubt, this includes the websites, fees, expenses, and notices associated with or pertaining to Rule 30e-3.

2.	Section 1(a) of the 2021 Amendment is hereby deleted in its entirety and replaced with the following:

“(a) Trust Documents. The Trust is responsible for preparing and providing to the Company the following “Trust Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A:

(i) Summary Prospectus for the Portfolios;

(ii) Statutory Prospectus for the Portfolios;

(iii) Statement of Additional Information (“SAI”) for the Portfolios;

(iv) Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”).”

3.       Construction of this Amendment. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

4.       Counterparts and Delivery. This Amendment may be executed in two or more counterparts, counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy, including an electronic signature, of this Amendment delivered by facsimile or by emailing a copy in PDF form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

[signature page follows]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the Effective Date.

JANUS ASPEN SERIES

By:	/s/ Abigail Murray
Name:	Abigail Murray
Title:	Vice President, Secretary and Chief Legal Officer

C.M. LIFE INSURANCE COMPANY

By:	/s/ Philip Michalowski
Name:	Philip Michalowski
Title:	Head of Annuity Product
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